Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-74567) of Brown-Forman Corporation of our report dated June 29, 2011 relating to the financial statements and supplemental schedule of the Brown-Forman Corporation Savings Plan for Collectively Bargained Employees, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP
Louisville, Kentucky
June 29, 2011

16